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                                                                    EXHIBIT 23.1

                                                                      (Form S-4)










                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
Sybron Dental Specialties, Inc.:



We consent to incorporation by reference in this registration statement on Form S-4 and related prospectus of Sybron Dental Specialties, Inc. of our report dated November 19, 2001, except as to note 22 which is as of May 8, 2002 and notes 1(c), 3, 4, 13, 14, 16, 19, and 20 which are as of August 2, 2002, relating to the consolidated balance sheets of Sybron Dental Specialties, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2001, which report appears in the June 30, 2002 Form 10-Q of Sybron Dental Specialties, Inc. and the reference to our firm under the heading "Experts" in the prospectus and our report dated November 19, 2001 relating to the financial statement schedule as listed in Item 8 of Sybron Dental Specialties, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.





/s/ KPMG LLP

Orange County California

August 6, 2002